Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials average sales per shipping day)

Average Sales per Shipping Day ($ in millions)

	2003	2004	2005	2006	2007	2008
January	2.856	3.159	5.176	5.258	6.061	6.040
February	3.457	3.562	5.593	5.816	5.593	6.446
March	3.512	3.812	5.570	5.200	5.965	6.494
April	3.716	4.341	5.989	6.156	6.637	6.552
May	3.597	4.287	6.183	5.641	6.112	6.741
June	3.808	4.454	5.812	5.845	6.313	6.612
July	3.385	4.274	5.425	5.886	6.073	6.889
August	3.210	4.286	5.293	5.501	6.642	6.254
September	3.903	4.260	5.264	5.663	8.307	6.867
October	3.786	4.933	5.955	6.083	5.968
November	4.144	5.262	6.030	6.149	6.642
December	3.649	4.652	5.305	5.800	5.318